    As filed with the Securities and Exchange Commission on August 29, 2001

                                                 Registration Statement No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                       AMERICAN INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                    13-2592361
 (State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                    70 Pine Street, New York, New York 10270
          (Address, including zip code, of principal executive offices)

           American General Corporation 1984 Stock and Incentive Plan
                       (as amended and restated in 1994)*
          American General Corporation 1997 Stock and Incentive Plan*
          American General Corporation 1999 Stock and Incentive Plan*
           Western National Corporation 1993 Stock and Incentive Plan*
                   USLIFE Corporation 1991 Stock Option Plan*
              American General Employees' Thrift and Incentive Plan
               American General Agents' and Managers' Thrift Plan
                              CommoLoCo Thrift Plan
             American General Corporation Deferred Compensation Plan
                            (Full title of the plans)

                               Kathleen E. Shannon
                          Vice President and Secretary
                                 70 Pine Street
                            New York, New York 10270
                                 (212) 770-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                                                  Proposed       Proposed
                                                                   maximum        maximum
                                           Amount                 offering       aggregate           Amount of
       Title of securities                  to be                   price        offering          registration
        to be registered                 registered               per share        price               fee
Common Stock, $2.50 par value (1)    28,971,381 shares (2)(3)        (3)       $1,826,408,625 (3)   $228,778(4)


1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the American General Employees' Thrift and Incentive Plan, the American General Agents' and Managers' Thrift Plan and the CommoLoCo Thrift Plan (each, as amended, the "Thrift Plans"). Pursuant to Rule 457(h)(2) no separate fee is payable with respect to the registration of these interests.

2. This registration statement also relates to an indeterminate number of additional shares of Common Stock that may be issued pursuant to anti-dilution and adjustment provisions of the above-referenced plans.

3. Estimated solely for purposes of calculating the registration fee. With respect to the above-referenced plans marked with an asterisk (the "Stock Option Plans"), such estimate has been computed in accordance with Rule 457(h)(1) and is calculated based on the exercise price of the options issued under such plans to which the Common Stock is subject (no further stock options or incentive awards are expected to be issued under the Stock Option Plans). With respect to the Thrift Plans and the American General Corporation Deferred Compensation Plan, such estimate has been computed in accordance with Rule 457(c) and
         (h)(1) and is calculated based upon the average of the high and low sales prices of the Common Stock of American International Group, Inc. on August 28, 2001, $76.98 per share, as reported on the New York
         Stock Exchange Composite Tape.

4. This registration statement covers 12,328,144 shares of the Registrant's Common Stock, par value $2.50 per share, which were originally registered on Form S-4 (Registration Statement No.333-62688). Pursuant to Rule 457(p) the filing fee for this registration Statemen on Form S-8 has been offset against, the filing fee of $227,824 previously paid by the registrant with respect to such shares of Common Stock.


                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 registers shares of common stock, par value $2.50 per share (the "Common Stock"), of American International Group, Inc. ("AIG" or the "Company"), which may be issued in connection with the plans set forth on the facing page of this Registration Statement (the "Plans"). In addition, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the American General Employees' Thrift and Incentive Plan, the American General Agents' and Managers' Thrift Plan and the CommoLoCo Thrift Plan (each, as amended, the "Thrift Plans").

         The Agreement and Plan of Merger, dated as of May 11, 2001, among AIG, Washington Acquisition Corporation and American General Corporation ("AGC"), provides that each option and each award will be converted into an option or right to acquire, on the same terms and conditions as were applicable under the relevant Plan, shares of Common Stock. The number of shares of Common Stock subject to such converted option or award is determined by multiplying the number of shares of AGC common stock that were subject to the option or award immediately prior to the effective time of the merger on August 29, 2001 by 0.5790.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents have been filed by AIG with the Securities and Exchange Commission (the "Commission") (File No. 1-8787) and are incorporated herein by reference:

            (1) AIG's Annual Report on Form 10-K for the year ended December 31, 2000;

            (2) AIG's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001;

            (3) AIG's Current Reports on Form 8-K, dated May 11, 2001 and August 29, 2001; and

            (4) The description of Common Stock contained in the Registration Statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      The Annual Reports on Form 11-K for the fiscal year ended December 31, 2000 of the American General Employees' Thrift and Incentive Plan and the American General Agents' and Managers' Thrift Plan have been filed by AGC with the Commission (File No. 1-7981) and are incorporated herein by reference.

      All documents filed by AIG and the Plans after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

      The Common Stock is registered under Section 12(b) of the Exchange Act.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

      The consolidated financial statements of AIG and its subsidiaries and the related financial statement schedules of AIG included in its Annual Report on Form 10-K for the year ended December 31, 2000, incorporated herein by reference, are so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

      The financial statements and schedules of the American General Employees' Thrift and Incentive Plan, and the American General Agents' and Managers' Thrift Plan, each included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

      The validity of the shares of Common Stock to be offered and sold pursuant to the Plans and the interests to be offered and sold pursuant to the Thrift Plans will be passed upon by Kathleen E. Shannon, Esq., Vice President and Associate General Counsel of AIG. Ms. Shannon is employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of Common Stock and currently beneficially owns less than 1% of the outstanding shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Restated Certificate of Incorporation, as amended, of AIG (the "Certificate") provides that AIG shall indemnify to the fullest extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG, including services by a director, officer or employee with respect to an employee benefit plan. Section 6.4 of AIG's By-laws contains a similar provision.

      The Certificate also provides that a director will not be personally liable to AIG or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (the "GCL").

      Section 145 of the GCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer, employee or agent of AIG in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that the person is or was a director, officer, employee or agent of AIG. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

      In addition, AIG and its subsidiaries maintain a directors' and officers' liability insurance policy.

      The Thrift Plans, included as exhibits to this registration statement and each incorporated by reference hereto, in Section 13.7 of each, provide that the Company "shall indemnify all those to whom it has delegated fiduciary duties against any and all claims, loss, damages, expense, and liability arising from their responsibilities in connection with the [p]lan, unless the same is determined to be due to gross negligence or willful misconduct."

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

      The exhibits are listed in the exhibit index.

ITEM 9. UNDERTAKINGS

      AIG hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration

            Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by AIG pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      AIG hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of AIG's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Each of the Thrift Plans hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a Thrift Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of AIG or the Thrift Plans pursuant to the foregoing provisions, or otherwise, AIG and the Thrift Plans have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by AIG or any of the Thrift Plans of expenses incurred or paid by a director, officer or controlling person of AIG or any of the Thrift Plans in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, AIG or any of the Thrift Plans will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of August, 2001.


                                   AMERICAN INTERNATIONAL GROUP, INC.


                                   By:  /s/ Howard I. Smith
                                       ----------------------------------------
                                   Name:    Howard I. Smith
                                   Title:   Executive Vice President and
                                            Chief Financial Officer


      KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints M. R. Greenberg, Edward E. Matthews and Howard I. Smith, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Commission, granting unto said attorneys-in-law and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


                    Signature                                    Title                              Date
               /s/ M.R. Greenberg                    Chairman, Chief Executive                 August 29, 2001
          ----------------------------            Officer and Director (Principal
                (M. R. Greenberg)                       Executive Officer)

                                                      Executive Vice President,
              /s/ Howard I. Smith                    Chief Financial Officer and               August 29, 2001
          ----------------------------              Director (Principal Financial
                (Howard I. Smith)                              Officer)

            /s/ Michael J. Castelli                      Vice President and                    August 29, 2001
          ----------------------------                 Comptroller (Principal
              (Michael J. Castelli)                      Accounting Officer)


          ----------------------------                        Director
              (M. Bernard Aidinoff)

                    Signature                                    Title                              Date

          ----------------------------                         Director
                   (Eli Broad)

               /s/ Pei-yuan Chia                               Director                        August 29, 2001
          ----------------------------
                 (Pei-yuan Chia)

             /s/ Marshall A. Cohen                             Director                        August 29, 2001
          ----------------------------
               (Marshall A. Cohen)

           /s/ Barber B. Conable, Jr.                          Director                        August 29, 2001
          ----------------------------
            (Barber B. Conable, Jr.)

            /s/ Martin S. Feldstein                            Director                        August 29, 2001
          ----------------------------
              (Martin S. Feldstein)

              /s/ Ellen V. Futter                              Director                        August 29, 2001
          ----------------------------
                (Ellen V. Futter)

               /s/ Carla A. Hills                              Director                        August 29, 2001
          ----------------------------
                (Carla A. Hills)

            /s/ Frank J. Hoenemeyer                            Director                        August 29, 2001
          ----------------------------
              (Frank J. Hoenemeyer)


          ----------------------------                         Director
             (Richard C. Holbrooke)

             /s/ Edward E. Matthews                            Director                        August 29, 2001
          ----------------------------
              (Edward E. Matthews)

              /s/ Thomas R. Tizzio                             Director                        August 29, 2001
          ----------------------------
               (Thomas R. Tizzio)


          ----------------------------                         Director
               (Edmund S. W. Tse)

               /s/ Jay S. Wintrob                              Director                        August 29, 2001
          ----------------------------
                (Jay S. Wintrob)

                    Signature                                    Title                              Date
              /s/ Frank G. Wisner                              Director                        August 29, 2001
          ----------------------------
                (Frank G. Wisner)

               /s/ Frank G. Zarb                               Director                        August 29, 2001
          ----------------------------
                 (Frank G. Zarb)

      The Thrift Plans. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer each employee benefit plan indicated below) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on August 29, 2001.


                        AMERICAN GENERAL EMPLOYEES' THRIFT
                        AND INCENTIVE PLAN


                        By:     /s/ Gary D. Reddick
                            ---------------------------------------------------
                        Name:  Gary D. Reddick
                        Title: Executive Vice President-Administration
                               and Insurance Operations

                        AMERICAN GENERAL AGENTS' AND
                        MANAGERS' THRIFT PLAN


                        By:     /s/ Gary D. Reddick
                            ---------------------------------------------------
                        Name:  Gary D. Reddick
                        Title: Executive Vice President-Administration
                               and Insurance Operations

                        COMMOLOCO THRIFT PLAN


                        By:     /s/ Gary D. Reddick
                            ---------------------------------------------------
                        Name:  Gary D. Reddick
                        Title: Executive Vice President-Administration
                               and Insurance Operations

                                  EXHIBIT INDEX


    EXHIBIT
    NUMBER                        DESCRIPTION                                     LOCATION
    ------                        -----------                                     --------

       4           (a) American General Employees' Thrift and              Filed as exhibit hereto.
                   Incentive Plan, as restated July 1, 2001...........

                   (b) American General Agents' and Managers'              Filed as exhibit hereto.
                   Thrift Plan, as restated July 1, 2001..............

                   (c) CommoLoCo Thrift Plan, as restated                  Filed as exhibit hereto.
                   July 1, 2001.......................................

                   (d) American General Corporation Deferred               Incorporated herein by reference to exhibit
                   Compensation Plan, effective as of July 4,              10.13 to American General Corporation's
                   1998, as restated on December 11, 2000.............     Form 10-K, as filed with the Commission on
                                                                           March 28, 2001 (File No.  001-07981).

       5           Opinion of Kathleen E. Shannon re validity.........     Filed as exhibit hereto.

       15          Letter re unaudited interim financial
                   information........................................     Not applicable.

       23          Consents of experts and counsel
                   (a)   PricewaterhouseCoopers LLP. .................     Filed as exhibit hereto.
                   (b)   Ernst & Young LLP. ..........................     Filed as exhibit hereto.

       24          Power of Attorney..................................     Included in signature pages.